1 | P a g e May 2021 A Visit from Congressman Greg Pence Congressman, Mike Pence, toured the plant on March 30th, as part of his “Indiana Sixth District Energy Week”. Congressman’s “Sixth District Energy Week” highlighted the diverse range of energy industries represented in the Sixth District, including Cardinal Ethanol, and many others. Pictured above from Left to Right: Cardinal Ethanol, CEO, Jeff Painter and Indiana Congressman, Greg Pence Congressman Pence joined the House Energy and Commerce Committee for the 117th Congress in January of 2021. In Congress, the Congressman has advocated for rural transportation and agricultural issues. He has positively supported the biofuels industry with his stance on industry funding via the CARES Act. During the early stages of the pandemic, Congressman Pence thanked Indiana ethanol producers for their role in fighting the pandemic. We thank Congressman Pence for his support of the ethanol industry and allowing us to host him in rural Union City, Indiana! Pictured above from Left to Right: Indiana Congressman, Greg Pence and Cardinal Ethanol, CEO, Jeff Painter

2 | P a g e Member Survey Response Requested by June 1, 2021 Cardinal is currently exploring various options for deregistration. Deregistration would allow us to terminate our registration with the SEC and related reporting obligations. You should have recently received in the mail an Accredited Status Certification which is a form that allows you to check a box to report your financial status. This information is very helpful in determining if deregistration is feasible. We ask that every member return the Accredited Status Certification by June 1, 2021. Your response to this survey is very important and will not be used for any other purpose. We plan to follow up with members to make certain responses are returned. If you have questions or concerns, please contact Bill Dartt or Ashleigh Lawrence at info@cardinalethanol.com or 765-964-3137. Quarter Ended March 31, 2021 Financial Results Below are the condensed income statements and balance sheets from our annual report filed on Form 10-Q for the six months ended March 31, 2021. Some of the highlights and key information from the fiscal year include: • Net income was approximately $5.8 million or about $398 per unit for the six months ended March 31, 2021, compared to a net loss of approximately ($4.6) million or about ($312) per unit for the same period in 2020. • We experienced an increase in ethanol gallons sold of 2% for the six months ended March 31, 2021 as compared to the same period in 2020 resulting primarily from increased ethanol production rates for the period. • The average price per gallon of ethanol sold for the six months ended March 31, 2021 was approximately 17% higher than the average price for the same period in 2020, resulting primarily due increased export demand, higher corn prices and lower ethanol production. • We experienced a slight decrease of approximately 1% in DDGS sold for the six months ended March 31, 2021 as compared to the same period in 2020. • DDGS prices were up approximately 27% for the six months ended March 31, 2021 compared to the same period in 2020. • We experienced an increase in corn oil sold of approximately 8% for the six months ended March 31, 2021 as compared to the same period in 2020 resulting primarily from higher corn oil yields. • Corn oil prices were up approximately 27% for the six months ended March 31, 2021 compared to the same period in 2020 due to an increase in soybean prices and increased biodiesel production. • Our revenues from soybean sales increased for the six months ended March 31, 2021 as compared to the same period in 2020. This increase is primarily a result of an increase in bushels sold of approximately 133%. This increase is primarily due to conducive market conditions for selling soybeans for the six months ended March 31, 2021.

3 | P a g e • We used approximately 1% more bushels of corn to produce our ethanol, distillers’ grain and corn oil in the six months ended March 31, 2021 compared to the same period in 2020 due to higher ethanol production for the period. • Corn prices increased approximately 14% for the six months ended March 31, 2021 compared to the same period in 2020, primarily due a smaller crop carry out from 2020’s harvest and concerns that the anticipated planting acres for 2021 will be insufficient to compensate for the smaller 2020 crop. • We used approximately 3% more natural gas for the six months ended March 31, 2021 as compared with the same period in 2020. • During the six months ended March 31, 2021, we purchased approximately 98% more bushels of soybeans compared to the same period in 2020 primarily due to a cash price that was conducive to producer selling. *This information has been derived from the audited Financial Statements and accompanying notes included in our Annual Report on Form 10-K and the unaudited Financial Statements and accompanying notes included in our Quarterly Report on Form 10-Q, which are available at the SEC’s website at: www.sec.gov. You can also access the Annual and Quarterly Reports at Cardinal’s website: www.cardinalethanol.com. Statements of Operations (Six Months Ended) 3/31/2021 3/31/2020 Revenues 191,151,930$ 131,015,543$ Cost of Goods Sold 181,860,247 132,249,038 Gross Profit (Loss) 9,291,683 (1,233,495) Operating Expenses 3,649,770 3,621,103 Operating Income (Loss) 5,641,913 (4,854,598) Other Income 167,674 293,176 Net Income (Loss) 5,809,587$ (4,561,422)$ Net Income (Loss) Per Unit 398$ (312)$ Balance Sheets 3/31/2021 9/30/2020 Assets 154,807,184$ 129,737,278$ Current Liabilities 38,827,874$ 16,442,809$ Long Term Debt 4,873,873$ 4,347,119$ Member's Equity 111,105,437$ 108,947,350$ Total Liabilities & Member's Equity 154,807,184$ 129,737,278$ Book Value Per Share 7,607$ 7,459$ 2nd Quarter 2021 Financial Results *

4 | P a g e More detailed financials and financial footnotes, along with other information, can be found in our quarterly and annual reports filed with the Securities Exchange Commission (SEC). These are available by linking from our website to the SEC website; simply click on “Investors” then “SEC Info”. Please call our office if you need any assistance in obtaining or understanding the reports. Distributions Given the economic outlook for the grain markets and ethanol industry for the next several months, on May 18, 2021 the Board voted not to make a distribution to members. Remember to keep us updated with your current contact information so that we can get any and all information to you efficiently. When you call our office with any investor related questions, you will want to speak with Bill Dartt or Ashleigh Lawrence. Cardinal’s Employee Spotlight This quarter’s employee spotlight is on our Grain Operations Manager, Chris Tucker. Chris has been with Cardinal since inception. In 2008, Chris started in commodity operations then quickly worked his way into the supervisor for the department. Two years ago, Chris was promoted to manager. Chris works with his team to receive incoming grain and load ethanol, soybeans, and DDGS on trucks and railcars. Chris works closely with the CSX railroad and the Cardinal Ethanol Commodity Manager to coordinate both incoming and outgoing logistics. Chris and his team’s main focus is maintaining high quality customer service to get trucks unloaded as quickly and safely as possible. We appreciate and thank Chris for the hard work and dedication Chris has devoted to Cardinal over the years. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This communication contains forward looking statements regarding future events, future business operations or other future prospects. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Cardinal Ethanol disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise. Certain of these risk and uncertainties are described in our filings with the SEC which are available at the SEC’s website at www.sec.gov.